EXHIBIT 7

                        CONSENT OF PRICE WATERHOUSE, LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-6 of our report dated February 12, 1997, relating to the financial statements of Phoenix Life and Annuity Company and our report dated May 24, 1996, relating to the statutory basis financial statements of Savers Life Insurance Company of America, which appear in such Prospectus.




/s/ Price Waterhbouse LLP
PRICE WATERHOUSE LLP
Hartford, Connecticut
October 30, 1997